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EXHIBIT 23.1



G. BRAD BECKSTEAD
-----------------
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                         CONSENT OF INDEPENDENT AUDITOR


April 8, 2002

To Whom It May Concern:

I have issued my report dated March 11, 2002, accompanying the financial statements of USA Dealers Auction.com, Inc. on Form 10-KSB for the period of April 5, 2000 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of USA Dealers Auction.com, Inc. on Form 10-KSB (File No. 333-76456).

Signed,

G. Brad Beckstead, CPA